EMPLOYEE CONFIDENTIALITY, INVENTION ASSIGNMENT
AND NON-COMPETE AGREEMENT                                           EXHIBIT 10.2

                                    EMPLOYEE
                      CONFIDENTIALITY, INVENTION ASSIGNMENT
                            AND NON-COMPETE AGREEMENT


                THIS EMPLOYEE CONFIDENTIALITY, INVENTION ASSIGNMENT AND NON-COMPETE AGREEMENT ("Agreement") is made as of 1 February 2001 , between deCODE genetics, Inc. (the "Company"), and Lance Thibault ("Employee").

     In consideration of the Employee's employment or continued employment by the Company, with the intention that this Agreement shall apply to the entire period of Employee's employment with the Company (including the period prior to the date of this Agreement), the Employee hereby agrees as follows:

1. CONFIDENTIAL INFORMATION DEFINED. "Confidential Information" means trade secrets, proprietary information, and confidential knowledge and information which includes, but is not limited to, matters of a technical nature (such as discoveries, ideas, concepts, designs, drawings, specifications, techniques, models, diagrams, test data, scientific methods and know-how), and matters of a business nature (such as the identity of customers and prospective customers, the nature of work being done for or discussed with customers or prospective customers, suppliers, marketing techniques and materials, marketing and development plans, pricing or pricing policies, financial information, plans for further development, and any other information of a similar nature not available to the public).

2. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION OF THE COMPANY. Employee acknowledges that, during the period of Employee's employment with the Company, Employee has had or will have access to Confidential Information of the Company. Therefore, Employee agrees that both during and after the period of Employee's employment with the Company, Employee shall not, without the prior written approval of the Company, directly or indirectly (a) reveal, report, publish, disclose or transfer any Confidential Information the Company to any person or entity, or (b) use any Confidential Information of the Company for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of Employee's work for the Company.

3. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION OF OTHERS. Employee acknowledges that, during the period of Employee's employment with the Company, Employee may have had or will have access to Confidential Information of third parties who have given the Company the right to use such Confidential Information, subject to a non-disclosure agreement between the Company and such third party. Therefore, Employee agrees that both during and after the period of Employee's employment with the Company, Employee shall not, without the prior written approval of the Company, directly or indirectly (a) reveal, report, publish, disclose or transfer any Confidential Information of such third parties to any person or entity, or (b) use any Confidential Information of such third parties for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of Employee's work for the Company.

5. PROPERTY OF THE COMPANY. Employee acknowledges and agrees that all Confidential Information of the Company and all reports, drawings, blueprints, data, notes, and other documents and records, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media, made or compiled by Employee, or made available to Employee, during the period of Employee's employment with the Company (including the period prior to the date of this Agreement) concerning the Company's Confidential Information are and shall remain the Company's property and shall be delivered to the Company within five (5) business days after the termination of such employment with the Company or at any earlier time on request of the Company. Employee shall not retain copies of such Confidential Information, documents and records.

5. PROPRIETARY NOTICES. Employee shall not, and shall not permit any other person to, remove any proprietary or other legends or restrictive notices contained in or included in any Confidential Information.

6.      INVENTIONS.

        (E) EMPLOYEE SHALL PROMPTLY, FROM TIME TO TIME, FULLY INFORM AND DISCLOSE TO THE COMPANY IN WRITING ALL INVENTIONS, COPYRIGHTABLE MATERIAL, DESIGNS, IMPROVEMENTS AND DISCOVERIES OF ANY KIND WHICH EMPLOYEE NOW HAS MADE, CONCEIVED OR DEVELOPED (INCLUDING PRIOR TO THE DATE OF THIS AGREEMENT), OR WHICH EMPLOYEE MAY LATER MAKE, CONCEIVE OR DEVELOP, DURING THE PERIOD OF EMPLOYEE'S EMPLOYMENT WITH THE COMPANY, WHICH PERTAIN TO OR RELATE TO THE COMPANY'S BUSINESS OR ANY OF THE WORK OR BUSINESSES CARRIED ON BY THE COMPANY ("INVENTIONS"). THIS COVENANT APPLIES TO ALL SUCH INVENTIONS, WHETHER OR NOT THEY ARE ELIGIBLE FOR PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER LEGAL PROTECTION; AND WHETHER OR NOT THEY ARE CONCEIVED AND/OR DEVELOPED BY EMPLOYEE ALONE OR WITH OTHERS; AND WHETHER OR NOT THEY ARE CONCEIVED AND/OR DEVELOPED DURING REGULAR WORKING HOURS; AND WHETHER OR NOT THEY ARE CONCEIVED AND/OR DEVELOPED AT THE COMPANY'S FACILITY OR NOT.

        (F) ALL INVENTIONS SHALL BE THE SOLE AND EXCLUSIVE PROPERTY OF THE COMPANY, AND SHALL BE DEEMED PART OF THE CONFIDENTIAL INFORMATION OF THE COMPANY FOR PURPOSES OF THIS AGREEMENT, WHETHER OR NOT FIXED IN A TANGIBLE MEDIUM OF EXPRESSION. EMPLOYEE HEREBY ASSIGNS ALL EMPLOYEE'S RIGHTS IN ALL INVENTIONS AND IN ALL RELATED PATENTS, COPYRIGHTS AND TRADEMARKS, TRADE SECRETS AND OTHER PROPRIETARY RIGHTS THEREIN TO THE COMPANY. WITHOUT LIMITING THE FOREGOING, EMPLOYEE AGREES THAT ANY COPYRIGHTABLE MATERIAL SHALL BE DEEMED TO BE "WORKS MADE FOR HIRE" AND THAT THE COMPANY SHALL BE DEEMED THE AUTHOR OF SUCH WORKS UNDER THE UNITED STATES COPYRIGHT ACT, PROVIDED THAT IN THE EVENT AND TO THE EXTENT SUCH WORKS ARE DETERMINED NOT TO CONSTITUTE "WORKS MADE FOR HIRE", EMPLOYEE HEREBY IRREVOCABLY ASSIGNS AND TRANSFERS TO THE COMPANY ALL RIGHT, TITLE AND INTEREST IN SUCH WORKS.

        (G) EMPLOYEE SHALL ASSIST AND COOPERATE WITH THE COMPANY, BOTH DURING AND AFTER THE PERIOD OF EMPLOYEE'S EMPLOYMENT WITH THE COMPANY, AT THE COMPANY'S SOLE EXPENSE, TO ALLOW THE COMPANY TO OBTAIN, MAINTAIN AND ENFORCE PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET AND OTHER LEGAL PROTECTION FOR THE INVENTIONS. EMPLOYEE SHALL SIGN SUCH DOCUMENTS, AND DO SUCH THINGS NECESSARY, TO OBTAIN SUCH PROTECTION AND TO VEST THE COMPANY WITH FULL AND EXCLUSIVE TITLE IN ALL INVENTIONS AGAINST INFRINGEMENT BY OTHERS. EMPLOYEE HEREBY APPOINTS THE SECRETARY OF THE COMPANY AS EMPLOYEE'S ATTORNEY-IN-FACT TO EXECUTE DOCUMENTS ON EMPLOYEE'S BEHALF FOR THIS PURPOSE.

        (H) EMPLOYEE SHALL NOT BE ENTITLED TO ANY ADDITIONAL COMPENSATION FOR ANY AND ALL INVENTIONS MADE DURING THE PERIOD OF EMPLOYEE'S EMPLOYMENT WITH THE COMPANY.

7. COVENANT NOT TO COMPETE. Employee and the Company agree that the services rendered by the Employee are unique and irreplaceable, and that competitive use and knowledge of any Confidential Information would substantially and irreparably injure the Company's business, prospects and good will. Employee and the Company also agree that the Company's business is global in nature due to the type of products and/or services being provided. Therefore, Employee agrees that during the period of Employee's employment with the Company and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, through any other person, firm, corporation or other entity (whether as an officer, director, employee, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity):

        (e) sell, market, offer to sell products and/or services anywhere in the world similar to that being developed, offered or sold by the Company on the date of the termination of Employee's employment with the Company for any reason ;

        (f) solicit, induce, encourage or attempt to induce or encourage any employee or consultant of the Company to terminate his or her employment or consulting relationship with the Company, or to breach any other obligation to the Company;

        (g) solicit, interfere with, disrupt, alter or attempt to disrupt or alter the relationship, contractual or otherwise, between the Company and any other person including, without limitation, any consultant, contractor, customer, potential customer, or supplier of the Company; or

        (h) engage in or participate in any business conducted under any name that shall be the same as or similar to the name of the Company or any trade name used by the Company.

        Employee acknowledges that the foregoing geographic, activity and time limitations contained in this Section 7 are reasonable and properly required for the adequate protection of the Company's business. In the event that any such geographic, activity or time limitation is deemed to be unreasonable by a court, Employee shall submit to the reduction of either said activity or time limitation to such activity or period as the court shall deem reasonable. In the event that Employee is in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the pendency of such proceedings, including appeals.

8. REPRESENTATIONS. Employee represents that Employee has the right to enter into this Agreement, and that Employee's performance of all the terms of this Agreement and his duties as an employee of the Company will not breach any confidential information agreement, non-competition agreement or other agreement with any former employer of his services, either as an employee, consultant, contractor or independent contractor, or with any other party. Employee represents that Employee will not disclose to the Company any trade secrets or confidential or proprietary information of any third party that are not generally available to the public.

9. DISCLOSURE OF THIS AGREEMENT. Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of Employee's future employers, of the terms of this Agreement and Employee's responsibilities under this Agreement.

10. SPECIFIC PERFORMANCE. Employee acknowledges that money damages alone would not adequately compensate the Company in the event of a breach or threatened breach by Employee of this Agreement, and that, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled to injunctive relief for the enforcement of its rights and to an accounting of profits made during the period of such breach.

11. NO RIGHTS GRANTED. Employee understands that nothing in this Agreement shall be deemed to constitute, by implication or otherwise, the grant by the Company to the employee of any license or other right under any patent, patent application or other intellectual property right or interest belonging to the Company.

12.     SEVERABILITY.

        (c) Each of the covenants provided in this Agreement are separate and independent covenants. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and any such invalid or unenforceable provision shall be reformed so as to be valid and enforceable to the fullest extent permitted by law.

        (d) It is not a defense to the enforcement of any provision of this Agreement that the Company has breached or failed to perform any obligation or covenant hereunder or under any other agreement or understanding between Employee and the Company.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law rules.

14. SUPERSEDES OTHER AGREEMENTS. This Agreement contains the entire agreement of the parties with respect to subject matter hereof and supersedes all previous agreements and understandings between the parties with respect to its subject matter.

15. AMENDMENTS. This Agreement may not be changed, modified, released, discharged, abandoned or otherwise terminated in whole or in part except by an instrument in writing, agreed to and signed by the Employee and a duly authorized officer of the Company.

16. ACKNOWLEDGEMENTS. THE EMPLOYEE ACKNOWLEDGES THAT (i) THE EMPLOYEE HAS READ AND FULLY UNDERSTANDS THIS AGREEMENT; (ii) THE EMPLOYEE HAS BEEN GIVEN THE OPPORTUNITY TO ASK QUESTIONS; (iii) THE EMPLOYEE HAS RECEIVED A COPY OF THIS AGREEMENT, THE ORIGINAL OF WHICH WILL BE RETAINED IN THE EMPLOYEE'S PERSONNEL FILE; AND (iv) THE EMPLOYEE'S OBLIGATIONS UNDER THIS AGREEMENT SURVIVE THE TERMINATION OF THE EMPLOYEE'S EMPLOYMENT WITH THE COMPANY FOR ANY REASON.

                                      * * *

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                               deCODE genetics, Inc.

                                               By: Kari Stefansson /sign

                                               Name:   Kari Stefansson
                                                      ----------------

                                               Title: President and CEO
                                                     ------------------
                                               Signed on: 20 June 2001


WITNESS OR ATTEST:                             EMPLOYEE:  Lance Thibault
                                               Lance Thibault / sign

-----------------------------------            ----------------------------
                                                      (Signature)

                                               Address:  105 Hyott Avenue,
                                               Bradford, MA 01835

                                               ---------------------------------

                                                        [deCODE GENETICS LOGO]

                                                        Lynghalsi 1
                                                        IS-110 Reykjavik
                                                        ICELAND
                                                        Phone: (354) 570-1900
                                                        Fax: (354) 570-1981
                                                        E-mail: info@decode.is
                                                        Web Page: www.decode.com


                                         As of 21 Jan. 2001



PERSONAL AND CONFIDENTIAL
OFFER LETTER - AS AMENDED
-SUBSTITUTES THE OFFER MADE BY AXEL NIELSEN ON THE SAME DATE

Mr. Lance Thibault


Dear Lance,

Following our recent discussions, it gives us great pleasure to offer you a position with our company. Your primary role will be to supervise the accounting team of the company. (See description in a special memo sent). The arrangement would begin on or around 1 February 2001. As we have discussed, in exchange for your services you will receive the following compensation:


        - Base salary at an annual rate of $120,000 payable as per your instructions at the last day of each month.
        - Stock options of 75,000 shares vested according to deCODE's standard vesting schedule of the Stock Option plan - which is four years vesting - and having an exercise price of $9.00 per share or the fair market value on the date of grant, whichever is lower.
        - 5,000 fully vested options as a sign-on bonus having an exercise price of $9.00 per share or the fair market value on the date of grant, whichever is lower.
        - Bonuses similar to what management is receiving, typically 25% of a base annual salary.
        -       Other things paid for by deCODE include:
                - Parking in Harvard Square and reimbursement for commute at the standard amount per mile for US taxation purposes.
                - All travel expenses including, but not limited to, transportation to and from Logan airport, transportation to and from Keflavik airport, business class flights, hotel and meals whilst in Reykjavik (or Reykjavik apartment), and transportation whilst in Reykjavik.
                - Participation in setting up a "home office" including, but not limited to, US mobile phone, printer, fax machine, RAM, hard drive, fast internet connection, telephone and supplies.
                - Compensation benefits as customary in the US/Boston including, but not limited to, health, dental, life AD&D and disability insurance, and pension/401K.
        - Other benefits similar to that of deCODE management including, but not limited to, deCODE will provide you with 24 paid vacation days per year, in addition to US Federal holidays per year, reimbursement for professional licenses and fees, necessary technology and training, and at least 5 days per year for continuing professional education.



Sincerely,

deCODE genetics, Inc.

Kari Stefansson / sign


Signed by: Kari Stefansson

Title: President and CEO

If you agree with the terms offered and decide to accept our offer, please sign below. Please also add in information about your bank details. We will subsequently ask you to sign a Employee, Confidentiality, Invention Assignment and non-Compete Agreement and a separate stock option agreement.

Date: 6/20/01

/s/ Lance Thibault
------------------------
Lance Thibault


Address:

105 Hyatt Ave.
-----------------------

Bradford, MA 01835
-----------------------


Bank details:

---------------------

---------------------